UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

January 25, 2010

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)
(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2010, China Recycling Energy Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing the Board of Directors (the “Board”) of the Company approved the increase in the size of the Board from six members to seven members on January 20, 2010. At the same time, the Board appointed Mr. Robert Chanson as the new member of the Board to fill the vacancy on the Board until his successor has been duly elected and qualified.

Mr. Chanson was also appointed by the Board as a member of its Compensation Committee and Corporate Governance and Nominating Committee.  In connection with the appointment of Mr. Chanson to the Compensation Committee, Mr. Timothy Driscoll resigned his position as a member of the Compensation Committee and was appointed as a member of the Audit Committee.

Mr. Chanson has served as the Chairman of Calventis SA, Switzerland since 2009 and the Chairman of Samba Minerals Ltd, Australia since 2008.  Mr. Chanson previously served as the Chairman and chief executive officer of AmbioCare Holding from 2001 to 2007, a director of Plant Health Care plc in the U.K. from 2004 through 2008, a director of Plant Health Care, Inc. in the U.S. from 1995 through 2004, and a director of EHC Viridian Ltd. in the U.K. from 1999 to 2001.  Mr. Chanson received both his Doctorate and Master in Law degrees from the University of Zurich and his Bachelor Degree in Natural Sciences (Physics & Chemistry) with Latin from Kantons- schule Zurich' in Zurich, Switzerland.

Based on its investigation, the Board determined that Mr. Chanson is “independent” under the independence requirements of The NASDAQ Stock Market LLC and Rule 10A-3 under the Securities Exchange Act of 1934, and he does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board also determined that Mr. Robert Chanson qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

In connection with the appointment, the Company entered into a director agreement with Mr. Chanson.  In the agreement, Mr. Chanson will receive compensation in the amount of $2,000 per month and an option to purchase 40,000 shares of the Company’s Common Stock, par value $0.001, at an exercise price equal to the closing price per share of the Company's Common Stock on January 20, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report.

Exhibit Number	Description
99.1	Press Release dated January 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: January 25, 2010	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer